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                                                                     EXHIBIT 5.1
                                 [LETTERHEAD OF
                         SONNENSCHEIN NATH & ROSENTHAL]





                                August 31, 2000



Specialty Equipment Companies, Inc.
1245 Corporate Boulevard, Suite 401
Aurora, IL  60504

    Ladies and Gentlemen:

         A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register 250,000 shares of common stock, par value $.01 per share (the "Shares"), of Specialty Equipment Companies, Inc. (the "Company") which may from time to time be offered by the Company in connection with the Specialty Equipment Companies, Inc. 2000 Non-Employee Directors Long-Term Incentive Plan (the "Plan").

         We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, its Amended and Restated By-Laws, as amended, and minutes of directors' and stockholders' meetings relating to the Plan and the Shares, and such other documents (including the Plan) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.




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Specialty Equipment Companies, Inc.
August 31, 2000
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         Based upon and subject to the foregoing, it is our opinion that (a) the
Shares that may be issued under the Plan have been duly authorized by all necessary corporate action on the part of the Company and (b) upon payment for and issuance and delivery of the Shares as contemplated by the Registration Statement and the Plan (including any option agreements governing the terms of exercise of options granted pursuant to the Plan), the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                            /s/ SONNENSCHEIN NATH & ROSENTHAL